UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 21, 2010

BROADPOINT GLEACHER SECURITIES GROUP, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

12 East 49th Street, 31st Floor

New York, New York

(Address of Principal Executive Offices)

10017

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2010, Broadpoint Gleacher Securities Group, Inc. (the “Company”) and Lee Fensterstock reached a mutual agreement pursuant to which Mr. Fensterstock has, effective on such date, resigned as a director of the Company as well as from his position as Chief Executive Officer of the Company.

On February 21, 2010, Eric J. Gleacher was appointed Chief Executive Officer of the Company.  Mr. Gleacher, age 69, will continue to serve as Chairman of the Company, and has served in such capacity since June 16, 2009. Prior to that, Mr. Gleacher was Chairman of Gleacher Partners LLC, which he founded in 1990. Previously, Mr. Gleacher founded the M&A department at Lehman Brothers in 1978 and headed global M&A at Morgan Stanley from 1985 to 1990. Mr. Gleacher is Chairman of the Institute for Sports Medicine at the Hospital for Special Surgery in New York, Chairman of the Ransome Scholarship Trust for St. Andrews University in St. Andrews, Scotland, and a member of the Board of Trustees of Northwestern University.  The descriptions of the acquisition by the Company of Gleacher Partners Inc. and the agreements entered into in connection therewith to which the Company and Mr. Gleacher are parties, which are set forth in the Current Reports on Form 8-K previously filed by the Company on March 3, 2009, March 4, 2009 and June 8, 2009, as well as the Definitive Information Statement on Schedule 14C filed by the Company on May 14, 2009, are incorporated herein by reference.

In connection with Mr. Fensterstock’s departure, the Company and Mr. Fensterstock entered into a letter agreement, setting forth the arrangements in connection with his departure.  Pursuant to the letter agreement, Mr. Fensterstock’s departure will be treated as a termination by the Company without “cause” for purposes of his employment agreement and outstanding equity awards, although his stock options to acquire shares of Company common stock granted on December 18, 2008 will vest immediately (as opposed to in installments).  The employment agreement generally entitles Mr. Fensterstock to 12 months of continued base salary and health care benefits, and the equity award agreements governing Mr. Fensterstock’s outstanding restricted stock units provide for the continued vesting of such awards.  Mr. Fensterstock must execute a release of claims against the Company to receive the equity award benefits, and his continued rights to the severance and equity awards are subject to his compliance with certain restrictive covenants, which include the non-solicitation/no hire covenant set forth in his employment agreement and a non-competition restriction pursuant to the letter agreement.  The description of the letter agreement is qualified in its entirety by reference to such letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company announced the personnel change described in Item 5.02 in a press release issued on February 22, 2010. That press release is filed herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.       Description

10.1                 Letter Agreement, dated February 21, 2010.

99.1                 Press release dated February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT GLEACHER SECURITIES GROUP, INC.
By:	/s/ Peter J. McNierney
Name:	Peter J. McNierney
Title:	President and Chief Operating Officer

Dated: February 22, 2010

EXHIBIT INDEX

Exhibit No.       Description

10.1                 Letter Agreement, dated February 21, 2010.

99.1                 Press release dated February 22, 2010.